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                                       IKWAHN OH, FSA, MAAA
                                       Vice President & Actuary


                                       Pruco Life Insurance Company
                                       71 Hanover Road
                                       Florham Park, NJ 07932-1597
                                       Tel (973) 966-3243


                                       EXHIBIT 6

                                       April 24, 2000


Pruco Life Insurance Company
213 Washington Street
Newark, NJ 07102-2992


To Pruco Life Insurance Company:

This opinion is furnished in connection with the registration by Pruco Life Insurance Company of single premium variable life insurance contracts ("Contracts") under the Securities Act of 1933. The prospectus included in Post-Effective Amendment No. 24 to Registration Statement No. 2-99260 on form S-6 describes the Contract. I have reviewed the Contract form and I have participated in the preparation and review of the Registration Statement and Exhibits thereto. In my opinion:

     (1) The illustrations of face amounts of insurance included in the section entitled "Some typical face amounts" ("Amount of Life Insurance"), based on the assumptions stated in the illustrations, are consistent with the provisions of the Contract.

     (2) The illustrations of death benefits included in the section entitled "Increase in death benefit due to favorable investment experience" ("Amount of Life Insurance"), based on the assumptions stated in the illustrations, are consistent with the provisions of the contract.

     (3) The illustrations of cash surrender values and death benefits included in the section entitled "Illustrations", based on the assumptions stated in the illustrations, are consistent with the provisions of the Contract. The rate structure of the Contract has not been designed so as to make the relationship between the premium and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for male age 35 or female age 55, than to prospective purchasers of Contracts on insureds of other ages.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.


Very truly yours,


/s/ IKWAHN OH
---------------------------------
    Ikwahn OH, FSA, MAAA
    Vice President & Actuary
    Pruco Life Insurance Company


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